CERTIFICATE OF SECRETARY


     I, Lawrence R. Bardfeld, certify that I am the Secretary of Pitcairn Funds (the "Trust").

     As Secretary of the Trust, I further certify that the following resolution was adopted by a majority of the Trustees of the Trust present at a meeting held at One Pitcairn Place, Suite 3000, 165 Township Line Road, Jenkintown, PA 19406, on July 24, 2002.

     RESOLVED, that a Power of Attorney appointing Lawrence R. Bardfeld and Alvin A. Clay, III as attorneys-in-fact for the purpose of filing a registration statement on Form N-14, including all attachments and exhibits, and any amendments thereto, with the SEC to register the shares of Core Fund to be transferred to Small Cap Fund in connection with the Reorganization, be executed by each Trustee and designated officer.

     I declare under penalty of perjury that the matters set forth in this Certificate are true and correct of my own knowledge.


Dated:   September 24, 2002                 /s/ Lawrence R. Bardfeld
                                            ------------------------------------
                                            Lawrence R. Bardfeld, Secretary